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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1933


                                  July 16, 2002
         --------------------------------------------------------------
                Date of Report (date of earliest event reported)


                             Pervasive Software Inc.
             (Exact name of Registrant as specified in its charter)



           Delaware                      0-23043                74-2693793
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)


                            12365 Riata Trace Parkway
                        Building II, Austin, Texas 78727
         --------------------------------------------------------------
                    (Address of principal executive offices)


                                 (512) 231-6000
         --------------------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     Pervasive Software Inc. announced on July 16, 2002 that its board of directors has approved an extension to its stock repurchase plan whereby the company may repurchase shares of its common stock through July 21, 2003. Under the program, the company may repurchase shares of its common stock with a value of up to $5 million. To date, more than 680,000 shares of Pervasive common stock have been repurchased on the open market at a total cost of approximately $1.5 million. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 24, 2002
                                         PERVASIVE SOFTWARE INC.


                                         By:  /s/ John Farr
                                            ------------------------------------
                                            John Farr
                                            Chief Financial Officer